EXHIBIT 11



                    LILLIAN VERNON CORPORATION AND SUBSIDIARIES
     Computation of Earnings (Loss) Per Share Assuming Primary and Full Dilution
                       (In Thousands, Except Per Share Amounts)


                                                   Second Quarter Ended      Six Months Ended
                                                  ---------------------   ---------------------
                                                  August 26,  August 27,  August 26,  August 27,
                                                    1995        1994         1995        1994
                                                  ----------  ---------   ----------  ---------
Net income (loss)                                    ($498)       $774    ($3,324)      ($215)
                                                    --------    -------   --------      -------
Primary Shares:

       Average number of shares outstanding           9,727      9,541      9,707        9,531
       Assumed exercise of stock options                307        350        333          414
                                                    --------    -------   --------      -------
                                                     10,034      9,891     10,040        9,945
                                                    --------    -------   --------      -------

Earnings (Loss) Per Share Assuming Primary Dilution ($0.05)       $0.08     ($0.33)     ($0.02)
                                                    --------    -------   --------      -------




Fully Diluted Shares:

       Average number of shares outstanding           9,727      9,541       9,707       9,531
       Assumed exercise of stock options                307        425         333         419
                                                    --------    -------   --------      -------
                                                     10,034      9,966      10,040       9,950
                                                    --------    -------   --------      -------

Earnings (Loss) Per Share Assuming Full Dilution    ($0.05)       $0.08     ($0.33)     ($0.02)
                                                    --------    -------   --------      -------




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